UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

MODEL N, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35840	77-0528806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, Suite 300

San Mateo, California 94404

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 610-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Common Stock, par value $0.00015 per share	MODN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as defined below) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated April 7, 2024, by and among Model N, Inc., a Delaware corporation (“Model N”), Mountain Parent, LLC, a Delaware limited liability company (“Parent”), and Mountain Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

On June 27, 2024 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into Model N (the “Merger”), with Model N continuing as the surviving corporation and a wholly owned subsidiary of Parent. Parent and Merger Sub are each affiliates of Vista Equity Partners.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Supplemental Indentures

On June 27, 2024, Model N and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into:

(i)

the First Supplemental Indenture, dated as of June 27, 2024 (the “2025 Convertible Notes First Supplemental Indenture”) to the Indenture, dated as of May 22, 2020, by and between Model N and the Trustee (as successor in interest to U.S. Bank National Association) (the “2025 Convertible Notes Original Indenture” and, together with the 2025 Convertible Notes First Supplemental Indenture, the “2025 Convertible Notes Indenture”), relating to Model N’s 2.625% Convertible Senior Notes due 2025 (the “2025 Convertible Notes”); and

(ii)

the First Supplemental Indenture, dated as of June 27, 2024 (the “2028 Convertible Notes First Supplemental Indenture”) to the Indenture, dated as of March 13, 2023, by and between Model N and the Trustee (the “2028 Convertible Notes Original Indenture” and, together with the 2028 Convertible Notes First Supplemental Indenture, the “2028 Convertible Notes Indenture”), relating to Model N’s 1.875% Convertible Senior Notes due 2028 (the “2028 Convertible Notes”).

As of June 27, 2024, $34,530,000 of the 2025 Convertible Notes were outstanding and $253,000,000 of the 2028 Convertible Notes were outstanding.

As a result of the Merger, and pursuant to the 2025 Convertible Notes Indenture and the 2028 Convertible Notes Indenture (together, the “Convertible Notes Indentures”), from and after the effective time of the Merger (the “Effective Time”), the right to convert each $1,000 principal amount of the 2025 Convertible Notes and the 2028 Convertible Notes (each, a “series of Convertible Notes” and, together, the “Convertible Notes”), as applicable, was changed to a right to convert such principal amount of each series of Convertible Notes solely into an amount in cash equal to the conversion rate of the applicable series of Convertible Notes in effect on the applicable conversion date (subject to any adjustments pursuant to the relevant Convertible Notes Indenture) multiplied by $30.00 (the Merger Consideration (as defined below)).

The consummation of the Merger constitutes a Common Stock Change Event, a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the applicable Convertible Notes Indenture) under the Convertible Notes Indentures. The effective date of the Common Stock Change Event, Fundamental Change and Make-Whole Fundamental Change in respect of the Convertible Notes is June 27, 2024, which is the Closing Date.

As a result of the Fundamental Change, each holder of 2028 Convertible Notes will also have the right to require Model N to repurchase its 2028 Convertible Notes pursuant to the terms and procedures set forth in the 2028 Convertible Notes Indenture for a cash repurchase price equal to the Fundamental Change Repurchase Price (as defined in the 2028 Convertible Notes Indenture).

The foregoing descriptions of the Convertible Notes Indentures and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the full text of the Convertible Notes Indentures. A copy of the 2025

Convertible Notes Original Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Model N with the Securities and Exchange Commission (the “SEC”) on May 22, 2020, and a copy of the 2028 Convertible Notes Original Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Model N with the SEC on March 14, 2023. Copies of the 2025 Convertible Notes First Supplemental Indenture and the 2028 Convertible Notes First Supplemental Indenture are filed hereto as Exhibits 4.1 and 4.2 hereto, respectively. The 2025 Convertible Notes Original Indenture, the 2028 Convertible Notes Original Indenture, the 2025 Convertible Notes First Supplemental Indenture and the 2028 Convertible Notes First Supplemental Indenture are incorporated by reference into this Item 1.01.

New Credit Agreement

On the Closing Date, Parent and Model N (effective upon consummation of the Merger), as the borrowers, entered into that certain Credit Agreement with OHA Agency LLC, as administrative agent and collateral agent, the lenders from time to time party thereto and the other guarantors from time to time party thereto (the “Credit Agreement”), which provides for (i) a term loan facility in an aggregate principal amount equal to $735 million, (ii) a revolving loan facility in an aggregate principal amount equal to $80 million, and (iii) a delayed draw term loan facility in an aggregate principal amount equal to $150 million. Parent and Model N (effective upon consummation of the Merger) are the borrowers, and certain of their subsidiaries are guarantors, under the Credit Agreement. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrowers and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.01, 5.01, 5.02, 5.03 and 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the Effective Time:

•

Each share of the common stock, $0.00015 par value per share, of Model N (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (but excluding any cancelled shares and any dissenting shares) was cancelled and extinguished and automatically converted into and thereafter represents the right to receive an amount in cash equal to $30.00 per share of Company Common Stock (the “Merger Consideration”), payable to the holder thereof, without interest;

•

Each issued and outstanding share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time was automatically converted into and became one fully paid and nonassessable share of common stock, par value $0.001 per share, of Parent;

•

Each restricted stock unit with respect to shares of Company Common Stock (each a “Company RSU Award”) that was vested but not yet settled as of the Effective Time was cancelled and converted into the right to receive an amount in cash (without interest), equal to (A) the total number of shares of Company Common Stock subject to such Company RSU Award, multiplied by (B) the Merger Consideration, less any applicable withholding taxes;

•

Each unvested Company RSU Award that is not subject to performance-based vesting (each an “Unvested Company RSU Award”) was cancelled and converted into the contingent right to receive an amount in cash (without interest) (a “Converted Cash Award”) equal to (A) the total number of shares of Company Common Stock subject to such Unvested Company RSU Award, multiplied by (B) the Merger Consideration, less any applicable withholding taxes; and

•

Each unvested Company RSU Award that is subject to performance-based vesting (each a “Company PRSU Award”) was cancelled and converted into a Converted Cash Award equal to (A) the total number of shares of Company Common Stock subject to such Company PRSU Award (with performance-based vesting conditions deemed achieved as agreed between the parties), multiplied by (B) the Merger Consideration, less any applicable withholding taxes.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Model N’s Current Report on Form 8-K filed with the SEC on April 8, 2024. Such exhibit is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, Model N (i) notified The New York Stock Exchange (the “NYSE”) of the consummation of the Merger and (ii) requested that the NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After effectiveness of the Form 25, Model N intends to file with the SEC a Certification and Notice of Termination on Form 15 to terminate the registration of the Company Common Stock under the Exchange Act and suspend Model N’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act. Trading of the Company Common Stock on the NYSE was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01) was automatically converted into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of Model N, other than the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of Model N occurred, and Model N became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

At the Effective Time, pursuant to the Merger Agreement, Tim Adams, Jason Blessing, Baljit Dail, Kimberly DeCarlis, Melissa Fisher, Manisha Gulati, Alan Henricks, Scott Reese and Dave Yarnold, each of whom was a director of Model N as of immediately prior to the Effective Time, ceased to be a director of Model N and a member of any committee of Model N’s Board of Directors, and the directors of Merger Sub immediately prior to the Effective Time became the directors of Model N.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Effective upon completion of the Merger, the certificate of incorporation of Model N, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 hereto. Such exhibit is incorporated by reference into this Item 5.03.

Effective upon completion of the Merger, the bylaws of Model N, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 hereto. Such exhibit is incorporated by reference into this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 25, 2024, Model N held a special meeting of stockholders (the “Special Meeting”) virtually via live webcast to vote on the proposals identified in Model N’s definitive proxy statement filed with the SEC on May 15, 2024 and mailed to the Model N stockholders starting on May 15, 2024.

As of the close of business on May 8, 2024, the record date for the Special Meeting, there were 39,422,997 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 30,353,440 shares, or approximately 77%, of all outstanding shares of Company Common Stock entitled to vote at the Special Meeting, were present virtually or by proxy, constituting a quorum to conduct business.

At the Special Meeting the following proposals were considered:

•	Proposal No. 1 (the “Merger Proposal”) was to consider and vote on the proposal to adopt the Merger Agreement to effect the Merger.

•

Proposal No. 2 (the “Compensation Proposal”) was to consider and vote on the proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Model N’s named executive officers that is based on or otherwise relates to the Merger.

•

Proposal No. 3 (the “Adjournment Proposal”) was to consider and vote on the proposal to adjourn the Special Meeting to a later date or dates as provided in the Merger Agreement, if necessary or appropriate, including to solicit additional votes if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The Merger Proposal and the Compensation Proposal were approved; however, because the Merger Proposal was approved, the Adjournment Proposal was not necessary. The table below shows the final voting results for each proposal presented at the Special Meeting.

	For	Against	Abstain	Broker Non-Votes
Proposal 1 - The Merger Proposal	25,997,918	4,306,792	48,730	0
Proposal 2 - The Compensation Proposal	25,707,099	4,591,301	55,040	0

Item 8.01	Other Events.

On the Closing Date, Model N issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated April 7, 2024, by and among Model N, Inc., Mountain Parent, LLC, and Mountain Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Model N Inc.’s Current Report on Form 8-K filed with the SEC on April 8, 2024)

3.1	Amended and Restated Certificate of Incorporation of Model N, Inc.

3.2	Amended and Restated Bylaws of Model N, Inc.

4.1	First Supplemental Indenture, dated as of June 27, 2024, to the Indenture, dated May 22, 2020, by and between Model N, Inc. and U.S. Bank Trust Company, National Association.

4.2	First Supplemental Indenture, dated as of June 27, 2024, to the Indenture, dated March 13, 2023, by and between Model N, Inc. and U.S. Bank Trust Company, National Association.

99.1	Press Release of Model N, dated as of June 27, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules to the Agreement and Plan of Merger have been omitted from this pursuant to Item 601(a)(5) of Regulation S-K. Model N will furnish copies of such exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Model N, Inc.

Dated: June 27, 2024	By:	/s/ John Ederer
John Ederer
Chief Financial Officer